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                      [COOPERS & LYBRAND L.L.P. LETTERHEAD]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

                           --------------------------



We consent to the incorporation by reference in Post-Effective Amendment No. 41 to the Registration Statement of Zweig Series Trust on Form N-1A (File No. 2-93538), to be filed with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, as amended, of our report dated February 22, 1996 included in the December 31, 1995 Annual Report to Shareholders of Zweig Series Trust.

We also consent to the reference to our firm under the captions, "Financial Highlights" in the prospectus and "Independent Accountants" in the Statement of Additional Information.

                                                  /s/ COOPERS & LYBRAND L.L.P.
                                                  ---------------------------
                                                  COOPERS & LYBRAND L.L.P.

New York, New York
February 28, 1996